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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-46188, 333-71691 and 333-108038) of NBTY, Inc. of our report dated December 11, 2006, relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, which appears in this Form 10K.

/s/ PricewaterhouseCoopers

Stamford, Connecticut
December 11, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM